UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 10, 2006
PERFORMANCE FOOD GROUP COMPANY

(Exact Name of Registrant as Specified in Charter)

Tennessee	0-22192	54-0402940

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12500 West Creek Parkway, Richmond, Virginia	23238

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (804) 484-7700
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item1.01. Entry Into a Material Definitive Agreement
Item9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1 FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT

Item 1.01. Entry Into a Material Definitive Agreement.
     On April 10, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of Performance Food Group Company, a Tennessee corporation (the “Company”) approved the award to certain of the Company’s employees of options to purchase shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and of shares of restricted stock. The number of options and restricted shares awarded to the Company’s chief executive officer and its other four most highly compensated executive officers based on salary and bonus for the 2005 fiscal year were as follows:

		Stock	Restricted
		Option	Share
Name	Title	Award	Award
Robert C. Sledd	Chairman and Chief Executive Officer	38,624	4,292
Thomas Hoffman	Senior Vice President and Chief Executive Officer — Customized Segment	14,400	1,600
Steven Spinner	President and Chief Operating Officer	8,250	8,250
John D. Austin	Senior Vice President and Chief Financial Officer	15,377	1,709
J. Keith Middleton	Senior Vice President and Controller	4,500	1,500
     The options, which vest on April 10, 2010, have an exercise price equal to $31.25 per share, the closing market price for the Common Stock on The Nasdaq National Market on the date of grant, and expire ten years from the date of grant. The options which were awarded pursuant to the Performance Food Group Company 2003 Equity Incentive Plan (the “Plan”), vest and become excercisable upon the occurrence of a change in control or potential change in control, as those terms are defined in the Plan. Each recipient’s option award agreement contains provisions dealing with, among other things, (i) the effect, on the award, of the termination of the optionee’s service as an employee of the Company whether by early or normal retirement, disability, death, or voluntary or involuntary termination; (ii) the option’s transferability; and (iii) the manner in which the optionee can exercise the option.
     In accordance with the determination by the Committee on August 23, 2005 to amend the Company’s policy with respect to the period of time during which employees may exercise stock options awarded to them pursuant to the Plan following the employee’s termination as a result of his or her early or normal retirement, the options awarded on April 10, 2006 allow the optionee to exercise his or her option awarded pursuant to the agreement upon his or her normal or early retirement, to the extent that the option was otherwise exercisable upon such normal or early retirement, for the remainder of the stated term of the option.
     The form of non-qualified stock option agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
10.1	Form of Non-Qualified Stock Option Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE FOOD GROUP COMPANY

	By:	/s/ John D. Austin
	Name:	John D. Austin
	Title:	Senior Vice President and Chief Financial Officer

Date: April 13, 2006

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Non-Qualified Stock Option Agreement